UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2022

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Simply, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-32217

Maryland	33-0599368
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

 10801 NW 97th Avenue, Suite 9

Miami, FL 33178
(Address of principal executive offices, including zip code)

(786) 254-6709
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SIMP	OTC Markets Group Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit of Disposal Activities.

On June 8, 2022, the Board of Directors of the Company determined to cease the Company’s business activities and terminate its workforce. The Company anticipates filing a petition for relief under Chapter 7 of Title 11 of the United States Code in the near future.  The Company is currently unable to make a determination of the estimates required by item 2.05 of this Current Report on Form 8-K resulting from termination of the Company’s business activities and workforce.

Item 8.01	Other Events.

On June 8, 2022, the Board of Directors of the Company determined to cease the Company’s business activities and terminate its workforce.  A small number of employees will be retained for a short period to administer termination of business activities. The Company anticipates filing a petition for relief under Chapter 7 of Title 11 of the United States Code in the near future.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simply, Inc.
Date:	June 9, 2022	By:	/s/ Vernon A. LoForti
Vernon A. LoForti
Chief Financial Officer